                                                                    EXHIBIT 99.1

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (this "Agreement") is entered into as of April 1, 1998 by and between Patriot American Hospitality, Inc., a Delaware corporation (the "REIT"), Wyndham International, Inc., a Delaware corporation (the "Operating Company" and, collectively with the REIT, the "Companies") and Metro Hotels, Inc. ("Metro") and Metro Hotel Leasing Corporation ("MHLC") (Metro and MHLC hereinafter collectively referred to as the "Holders").

     WHEREAS, the Holders are to receive a number of paired shares of REIT's common stock, $.01 par value, and the Operating Company's common stock, $.01 par value (collectively, the "Paired Shares"), issued without registration (the "Registrable Shares") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Termination Agreement dated as of February 20, 1998 by and among Walker G. Harman, PA Hunt Valley Investors, L.P. and MHLC with respect to the lease at the Embassy Suites in Hunt Valley, Maryland, and a Termination Agreement dated as of February 20, 1998 by and among Walker G. Harman, CHC Lease Partners, and Metro, with respect to the management agreement at the Holiday Inn North Dallas, Dallas, Texas (collectively, the "Termination Agreements").

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Registration.
         ------------

         (a)  Registration Statement Covering Issuance of Registrable Shares.
              --------------------------------------------------------------
The Companies shall use reasonable efforts to file as soon as is reasonably practicable a resale shelf registration statement (the "Shelf Registration Statement") under Rule 415 under the Securities Act relating to the issuance to Holders of the Registrable Shares and to cause such Shelf Registration Statement to be declared effective by the SEC on April 1, 1998 or as soon as is reasonably practicable thereafter.

     2.  Registration Procedures.
         -----------------------

         (a) The Companies shall notify the Holders of the effectiveness of the Shelf Registration Statement and shall furnish to the Holders such number of copies of the Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus), any documents incorporated by reference in the Shelf Registration Statement and such other documents as Holders may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Shelf Registration Statement.

         (b) The Companies shall prepare and file with the SEC from time to time such amendments and supplements to the Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the

Registrable Shares until such time as all of the Registrable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Shelf Registration Statement. Upon ten (10) business days' notice, the Companies shall file any supplement or post-effective amendment to the Shelf Registration Statement with respect to the Holders' interests in or plan of distribution of Registrable Shares that is reasonably necessary to permit the sale of the Holders' Registrable Shares pursuant to the Shelf Registration Statement and the Companies shall file any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on this primary exchange or quotation system on which the Paired Shares are then listed or quoted.

      (c) The Companies shall promptly notify the Holders of, and confirm in writing, any request by the SEC for amendments or supplements to the Shelf Registration Statement or the prospectus related thereto or for additional information. In addition, the Companies shall promptly notify the Holders of, and confirm in writing, the filing of the Shelf Registration Statement, any prospectus supplement related thereto or any post-effective amendment to the Shelf Registration Statement and the effectiveness of any post-effective amendment.

      (d) The Companies shall promptly notify the Holders at any time when a prospectus relating to the Shelf Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event and subject to paragraph 7 of this Agreement, the Companies shall prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      3.  State Securities Laws.  Subject to the conditions set forth in this
          ----------------------
Agreement, the Companies shall, promptly upon the filing of the Shelf Registration Statement, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as the Holders may reasonably request, and the Companies shall use reasonable efforts to cause such filings to become qualified; provided, however,
                                                              --------  -------
that neither of the Companies shall be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once qualified, the Companies shall use reasonable efforts to keep such filings qualified until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Shelf Registration Statement, (b) in the case of a particular state, the Holders has notified the Companies that it no longer requires qualified filing in such state in accordance with its original request for filing or (c) the date on which the Shelf Registration Statement ceases to be effective with the SEC. The Companies shall promptly notify the Holders of, and confirm in writing, the receipt by the Companies of any notification with respect to the suspension of the qualification of

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

the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

     4.  Expenses. The Companies shall bear all expenses incurred in connection
         --------
with the registration of the Registrable Shares pursuant to Section 1(a) of this Agreement. Such expenses shall include, without limitation, all printing, legal and accounting expenses incurred by the Companies and all registration and filing fees imposed by the SEC, and state securities commission or the New York Stock Exchange or, if the Paired Shares are not then listed on the New York Stock Exchange, the principal national securities exchange or national market system on which the Paired Shares are then traded or quoted. The Holders shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares and for any legal, accounting and other expenses incurred by them in connection with any registration statement.

     5.  Indemnification by the Companies. Each of the Companies agrees to
         --------------------------------
indemnify the Holders and their respective officers, directors, employees, agents, representatives and affiliates, and each person or entity, if any, that controls the Holders within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Holders, and any underwriter and any person who controls the underwriter within the meaning of the Securities Act (an "Indemnitee") against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, expenses and disbursements documented in writing), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as and to the extent that such statement or omission arose out of or was based upon information regarding the Indemnitee or its plan of distribution which was furnished to the Companies by the Indemnitee in writing for use therein, provided, further that the Companies shall not be liable to any person who participates as an underwriter in the offering or sale or Registrable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished in writing to the Companies for use in connection with the Shelf Registration Statement or the prospectus contained therein by such Indemnitee or (ii) such Indemnitee's failure to send or give a copy of the final prospectus furnished to it by the Companies at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. The obligations of the Companies under this
Section 5 shall survive the completion of any offering of Registrable Shares pursuant to the Shelf Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

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

     6.  Covenants of Holders.  The Holders hereby agree (a) to cooperate with
         --------------------
the Companies and to furnish to the Companies all such information in connection with the preparation of the Shelf Registration Statement and any filings with any state securities commissions as the Companies may reasonably request, (b) to the extent required by the Securities Act, to deliver or cause delivery of the prospectus contained in the Shelf Registration Statement to any purchaser of the shares covered by the Shelf Registration Statement from the Holders, (c) to notify the Companies of any sale of the Registrable Shares by the Holders and
(d) to indemnify the Companies, their respective officers, directors, employees, agents, representatives and affiliates, and each person, if any, who controls either of the Companies within the meaning of the Securities Act, and each other person, if any, subject to liability because of his connection with the Companies, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either the Shelf Registration Statement or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission arose out of or was based upon information regarding the Holders or its plan of distribution which was furnished to the Companies by the Holders in writing for use therein, or (ii) the failure by the Holders to deliver or cause to be delivered the prospectus contained in the Shelf Registration Statement (as amended or supplemented, if applicable) furnished by the Companies to the Holders to any purchaser of the shares covered by the Shelf Registration Statement from the Holders. Notwithstanding the foregoing, (i) in no event will the Holders have any obligation under this Section 6 for amounts the Companies pay in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holders (which consent shall not be unreasonably withheld) and (ii) the total amount for which the Holders shall be liable under this Section 6 shall not in any event exceed the aggregate proceeds received by him or it from the sale of the Holders' Registrable Shares in such registration. The obligations of the Holders under this Section 6 shall survive the completion of any offering of Registrable Shares pursuant to a Shelf Registration Statement under this Agreement or otherwise and shall survive the termination of this Agreement.

     7.  Suspension of Shelf Registration Requirement.
         --------------------------------------------

         (a) The Companies shall promptly notify the Holders of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose. The Companies shall use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement as soon as practicable.

         (b) Notwithstanding anything to the contrary set forth in this Agreement, the Companies' obligation under this Agreement to use reasonable efforts to cause the Shelf Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Shelf Registration Statement shall be suspended in the event and during such period pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Companies in the Shelf Registration Statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Shelf Registration Statement or such filings to be made or to become effective or to amend or supplement the Shelf Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed ninety (90) days. The Companies agree not to exercise the rights set forth in this Section 7(b) more than twice in any twelve month period.

         (c) The Holders of Registrable Shares whose Registrable Shares are covered by the Shelf Registration Statement filed pursuant to Section 1 hereof agrees, if requested by the Companies in the case of a nonunderwritten offering (a "Nonunderwritten Offering") or if requested by the managing underwriter or underwriters in an underwritten offering (an "Underwritten Offering," collectively with Nonunderwritten Offering, the "Offering"), not to effect any public sale or distribution of any of the securities of the Companies of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Offering), during the 15-day period prior to, and during the 90-day period (or such longer period as may be required by the managing underwriter or underwriters) beginning on, the date of pricing of each Offering, to the extent timely notified in writing by the Companies or the managing underwriters. Furthermore, notwithstanding anything to the contrary set forth in this Agreement, the Companies' obligations under this Agreement to use reasonable efforts to cause the Shelf Registration Statement and any filings with any state securities commission to be made or to become effective or to amend or supplement the Shelf Registration Statement shall be suspended in the event and during such period as the Companies are proceeding with an Underwritten Offering if the Companies are advised by the underwriters that the sale of the Registrable Shares under the Shelf Registration Statement would have a material adverse effect on the Underwritten Offering.

     8.  Black-Out Period.  Following the effectiveness of the Shelf
         ----------------
Registration Statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Shares pursuant to the Shelf Registration Statement or any such filings at any time after they have received notice from the Companies to suspend sales (i) as a result of the occurrence or existence of any Suspension Event, (ii) during any Offering, or (iii) so that the Companies may correct or update the Shelf Registration Statement or such filing pursuant to Section 2(c) or 2(d). The Holders may recommence effecting sales of the Registrable Shares pursuant to the Shelf Registration Statement or such filings following further notice to such effect from the Companies, which notice shall be given by the Companies no later than five (5) business days after the conclusion of any such Suspension Event of Offering.

     9.  Additional Shares.  The Companies, at their option, may register, under
         -----------------
any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Paired Shares or any Paired Shares owned by any other shareholder or shareholders of the Companies.

     10. Contribution.  If the indemnification provided for in Sections 5 and 6
         ------------
is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Companies, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Companies, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Companies or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall the obligation of any indemnifying
--------  -------
party to contribute under this Section 10 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.

     The Companies and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     No indemnified party guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentations.

     11.  No Other Obligation to Register. Except as otherwise expressly
          -------------------------------
provided in this Agreement, the Companies shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

     12.  Amendments and Waivers. The provisions of this Agreement may not be
          ----------------------
amended, modified or supplemented without the prior written consent of each of the Companies and the Holders.

     13.  Notices. Except as set forth below, all notices and other
          -------
communications provided for or permitted hereinafter shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the Companies at the following addresses and to the Holders at the address set forth on his signature page to this Agreement (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Shelf Registration Statement pursuant to Section 2(b) or
Section 6, the Holders must confirm such notice in writing by overnight express delivery with confirmation of receipt:

                      If to the REIT:      Patriot American Hospitality, Inc.
                                           1950 Stemmons Freeway, Suite 6001
                                           Dallas, TX 75207
                                           Attn: Paul A. Nussbaum
                                                 Chief Executive Officer

                                           Telephone:  (214) 863-1000
                                           Telecopy:   (214) 863-1527

                      If to the
                      Operating Company:   Wyndham International, Inc.
                                           1950 Stemmons Freeway, Suite 6001
                                           Dallas, TX 75207
                                           Attn: James D. Carrecker
                                                 Chief Executive Officer

                                           Telephone:  (214) 863-1000
                                           Telecopy:   (214) 863-1527


                      With a copy to:      Goodwin, Procter & Hoar L.L.P.
                                           Exchange Place
                                           Boston, MA 02109
                                           Attn: Gilbert G. Menna, P.C.
                                                 Kathryn L. Murtagh, Esq.

                                           Telephone:  (617) 570-1000
                                           Telecopy:   (617) 523-1231


In addition to the manner of notice permitted above, notices given pursuant to Sections 1, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

      14.  Successors and Assigns.  This Agreement shall be binding upon and
           -----------------------
inure to the benefit of the successors and assigns of the Companies. This Agreement may not be assigned by the Holders and any attempted assignment hereof by the Holders will be void and of no effect and shall terminate all obligations of the Companies hereunder with respect to the Holders.

      15.  Counterparts.  This Agreement may be executed in any number of
           -------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copied or telecopied signatures may be attached as a counterpart hereto and shall have the same legal and binding effect as original signatures.

      16.  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within said State.

     17.  Severability. In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     18.  Entire Agreement. This Agreement is intended by the parties as a final
          ----------------
expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.



                 [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       PATRIOT AMERICAN HOSPITALITY, INC.

                                           /s/ ANNE RAYMOND
                                       ---------------------------------------
                                       Name:   Anne Raymond
                                       Title:  Executive Vice President and
                                               Chief Financial Officer


                                       WYNDHAM INTERNATIONAL, INC.

                                           /s/ REX STEWART
                                       ---------------------------------------
                                       Name:   Rex Stewart
                                       Title:  Executive Vice President and
                                               Chief Financial Officer

                         REGISTRATION RIGHTS AGREEMENT
                            HOLDERS SIGNATURE PAGE


                                HOLDERS

                                METRO HOTELS, INC.


                                By:     /s/ WALKER G. HARMAN
                                        -------------------------------------
                                Name:   Walker G. Harman
                                Title:  President
                                Address:       8080 North Central Expressway
                                               Suite 1600, LB 82
                                               Dallas, Texas 75206-1819


                                METRO HOTEL LEASING CORPORATION


                                By:     /s/ WALKER G. HARMAN
                                        -------------------------------------
                                Name:   Walker G. Harman
                                Title:  President

                                Address:       8080 North Central Expressway
                                               Suite 1600, LB 82
                                               Dallas, Texas 75206-1819

96689 v4


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